UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 19, 2016

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On December 19, 2016, City Holding Company (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”), to act as the Company’s sales agent with respect to the issuance and sale of up to $55,000,000 of the Company’s shares of common stock, $2.50 par value per share (“Common Shares”), from time to time in an at-the-market public offering (the “Offering”).

Sales of the Common Shares, if any, through KBW will be made directly on the NASDAQ Global Select Market, on any other existing trading market for the Common Shares, to or through a market maker, or, with the Company’s consent, by any other method permitted by law, including negotiated transactions. Sales of Common Shares in the Offering may be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and will be subject to such other terms and conditions as agreed at the time of the sale.

Under certain circumstances, the Company or KBW may suspend the sale of Common Shares under the Sales Agreement or terminate the Sales Agreement. The Sales Agreement will automatically terminate when the sale of Common Shares reaches an aggregate offering amount equal to $55,000,000, or sooner if either the Company or KBW terminates the Sales Agreement.

The Company will pay KBW a commission equal to 2.5% of the gross proceeds from the sale of Common Shares pursuant to the Sales Agreement.

The Sales Agreement contains customary representations, warranties and covenants between the parties. These representations, warranties and covenants are not factual information to investors about the Company. In addition, the Company has agreed to indemnify KBW against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

The Common Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-213892), which was previously declared effective by the Securities and Exchange Commission, and the related prospectus and prospectus supplement.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Common Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Common Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 7.01    Regulation FD Disclosure.

On December 19, 2016, the Company issued a press release (the “Press Release”) announcing the commencement of the at-the-market public offering described above. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01    Other Events.

In connection with the Offering, the legal opinion of Dinsmore & Shohl LLP as to the legality of the Common Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.        Description
1.1            Sales Agreement
5.1            Opinion of Dinsmore & Shohl LLP
23.1            Consent of Dinsmore & Shohl LLP (included in Exhibit 5.1)
99.1            Press Release issued by City Holding Company on December 19, 2016.
Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer

Date: December 19, 2016